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                                                                      EXHIBIT 12

                              JO-ANN STORES, INC.
                      RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                     FISCAL YEAR ENDED
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                                                            JANUARY 28,    JANUARY 27,    FEBRUARY 1,    JANUARY 31,    JANUARY 30,
                                                               1995           1996           1997           1998           1999
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
EARNINGS:
   Income before income taxes                               $     19.1     $     27.9     $     39.3     $     51.2     $     22.4
   Interest expense                                                8.4           12.0           10.7            5.8           12.5
   Portion of occupancy expense deemed representative
    of interest                                                   17.9           21.5           22.3           23.5           30.9
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   Total Earnings                                           $     45.4     $     61.4     $     72.3     $     80.5     $     65.8
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FIXED CHARGES:
   Interest expense                                         $      8.4     $     12.0     $     10.7     $      5.8     $     12.5
   Portion of occupancy expense deemed representative
    of interest                                                   17.9           21.5           22.3           23.5           30.9
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   Total Fixed Charges                                      $     26.3     $     33.5     $     33.0     $     29.3     $     43.4
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RATIO OF EARNINGS TO FIXED CHARGES                                 1.7x           1.8x           2.2x           2.7x           1.5x
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